                                                                      EXHIBIT 21

Subsidiaries

Following is a list of the Company's subsidiaries, all of which are 100% owned by the Company and included in the consolidated financial statements.

                                                              State of
Name                                                        Incorporation
----                                                        -------------
Republic Automotive Parts Sales, Inc.                       Delaware
Fenders & More, Inc.                                        Tennessee
